UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
August 16, 2007

NETWORK CN INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30264	11-3177042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21/F, Chinachem Century Tower, 178 Gloucester Road, Wanchai, Hong Kong
(Address of Principal Executive Offices)	(Zip Code)

(852) 2833-2186
Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 16 2007, Shanghai Quo Advertising Company Limited (“Quo Advertising”), a consolidated subsidiary of Network CN Inc. (the "Company"), entered into an agreement with Wuhan Weiao Advertising Company Limited (“Weiao Advertising”), a company organized under the laws of the People’s Republic of China (“PRC”).  Weiao Advertising owns the exclusive right to operate an outdoor visual advertisement LED panel on Wuhan Zhongshan Road in Wuhan, China (the “Location”) and, pursuant to this agreement, Quo Advertising has agreed to install and operate an outdoor visual advertisement LED panel at the Location.

Quo Advertising is responsible for and bears the cost of the installation, operation and maintenance of the LED panel.  Weiao Advertising is responsible for obtaining all required government approvals and authorizations for the installation and operation of the LED advertising panel.

The Agreement is subject to the laws of the People’s Republic of China and Quo Advertising’s ability to publish advertisements is subject to applicable rules and regulations in China regarding advertising generally, and public out-of-home advertisements in particular.

The foregoing description of the Contract is qualified in its entirety by reference to the full text of the Contract, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

  (c) Exhibits.

Exhibit
Number   Description
_______________________________________________________________________
*10.1	Agreement for Co-operation in Business between Shanghai Quo Advertising Company Limited and Wuhan Weiao Advertising Company Limited dated as of August 16, 2007

*The Company has requested confidential treatment of certain information contained in this exhibit. Such information has been filed separately with the Securities and Exchange Commission pursuant to the Company’s application for confidential treatment under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NETWORK CN INC.

Date: August 17, 2007	By:	/s/ Godfrey Hui
Godfrey Hui
Chief Executive Officer